UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________

Date of Report (Date of earliest event reported): November 14, 2017

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On November 14, 2017, CVR Refining, LP, Coffeyville Finance Inc., CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and CVR Logistics, LLC (collectively, the “Credit Parties”) entered into Amendment No. 1 to the Amended and Restated ABL Credit Agreement (the “Amendment”) with a group of lenders and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent. The Amendment amends certain provisions of the Amended and Restated ABL Credit Agreement, dated December 20, 2012, by and among Wells Fargo, the group of lenders party thereto and the Credit Parties (the “Existing Credit Agreement” and as amended by the Amendment, the “Amended and Restated ABL Credit Facility”), which was otherwise scheduled to mature in December 2017.

The Amended and Restated ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $400.0 million with an incremental facility, which permits an increase in borrowings of up to $200.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Amended and Restated ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of $40 million for swingline loans and $60 million for letters of credit.

The borrowing base at any time equals the sum of (without duplication):

•	the aggregate amount of unrestricted cash and qualified cash equivalents held in deposit accounts or securities accounts that are subject to a control agreement and a first priority lien, plus

•	85% of eligible accounts from non-investment grade debtors and 90% of eligible accounts from investment grade debtors, plus

•	95% of accounts in support of which an irrevocable standby letter of credit has been delivered to Wells Fargo, plus

•	85% of eligible unbilled accounts, plus

•	80% of eligible refinery hydrocarbon inventory (subject to increase on the basis of a fixed charge coverage ratio test), plus

•	the lesser of (i) 80% of the eligible exchange agreement positive balance and (ii) $10.0 million, plus

•	80% of eligible in-transit crude oil, plus

•	100% of the value of paid but unexpired standby letters of credit, minus

•	the aggregate amount of reserves then established.

Furthermore, all borrowings under the Amended and Restated ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

At the option of the borrowers, loans under the Amended and Restated ABL Credit Facility initially bear interest at an annual rate equal to (i) 1.50% plus LIBOR or (ii) 0.50% plus a base rate, subject to a 0.25% step-up if excess availability is less than or equal to 50%.

The borrowers must also pay a commitment fee on the unutilized commitments to the lenders under the Amended and Restated ABL Credit Facility equal to (I) 0.375% per annum for the first full calendar quarter after the closing date and (II) thereafter, (i) 0.375% per annum if utilization under the facility is less than 50% of the total commitments and (ii) 0.25% per annum if utilization under the facility is equal to or greater than 50% of the total commitments. The borrowers must also pay customary letter of credit fees equal to, for standby letters of credit, the applicable margin on LIBOR loans on the maximum amount available to be drawn under and, for commercial letters of credit, the applicable margin on LIBOR loans less 0.50% on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.

Mandatory and Voluntary Repayments

The Credit Parties are required to repay amounts outstanding under the Amended and Restated ABL Credit Facility under specified circumstances, including with the proceeds of certain asset sales. In addition, the Credit Parties are permitted to voluntarily prepay amounts outstanding under the Amended and Restated ABL Credit Facility at any time.

Amortization and Final Maturity

There is no scheduled amortization under the Amended and Restated ABL Credit Facility. All outstanding loans under the facility are due and payable in full on November 14, 2022.

Guarantees and Security

The obligations under the Amended and Restated ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable and related assets and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to exceptions.

Restrictive Covenants and Other Matters

The Amended and Restated ABL Credit Facility requires the Credit Parties in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other restrictive covenants that limit the Credit Parties’ ability and the ability of its subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries.

The Amended and Restated ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.

The description of the Amended and Restated ABL Credit Facility above is qualified in its entirety by reference to the full text of the agreement, attached hereto as exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1
Amendment No. 1 to Amended and Restated ABL Credit Agreement, dated November 14, 2017, by and among CVR Refining, LP, Coffeyville Finance Inc., CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, CVR Logistics, LLC, a group of lenders and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer